Exhibit 99.1

Pitney Bowes Announces Full Year and Fourth Quarter 2021 Financial Results

STAMFORD, Conn.--(BUSINESS WIRE)--February 1, 2022--Pitney Bowes (NYSE: PBI), a global shipping and mailing company that provides technology, logistics, and financial services, today announced its financial results for the full year and fourth quarter 2021.

“The fourth quarter capped another important year in our transformation,” said Marc B. Lautenbach, President and CEO, Pitney Bowes. “While not without challenges, we delivered our fifth consecutive year of consolidated revenue growth. In the aggregate, SendTech and Presort grew revenues and EBIT year-over-year, which is a significant achievement. Global Ecommerce had a successful peak in terms of service levels with 99 percent of all committed parcels delivered ahead of the holidays; however, supply chain challenges and shifts in consumer buying behavior led to lower volumes, impacting that segment’s fourth quarter financial results.”

Full Year 2021

  Revenue of $3.7 billion, growth of 3 percent, fifth consecutive year of growth;
  GAAP EPS loss of $0.01, Adjusted EPS of $0.32;
  GAAP cash from operations of $302 million;
  Free cash flow of $154 million;
  Ended the year with $747 million in cash and short-term investments;
  Reduced debt $241 million and extended our maturity profile;
  Shipping-related revenues represented 50 percent of total revenue;
  Global Ecommerce revenue of $1.7 billion, representing growth of 5 percent over prior year, growth of 48 percent versus 2019;
  Presort Services revenue growth of 10 percent over prior year and EBIT margin of 14 percent;
  SendTech revenue declined 1 percent over prior year with equipment sales growth of 11 percent.

Fourth Quarter 2021

  Revenue of $984 million, a decline of 4 percent;
  GAAP EPS of $0.01, Adjusted EPS of $0.06;
  GAAP cash from operations of $85 million;
  Free cash flow of $39 million;
  Presort Services revenue growth of 16 percent and EBIT growth of 80 percent over prior year;
  SendTech revenue declined 6 percent over prior year;
  Global Ecommerce revenue decline of 9 percent over prior year, 46 percent growth versus 2019;
  Entered into a sale-leaseback agreement for its Shelton facility, which will generate approximately $50 million in proceeds and is anticipated to close in Q1 2022.

Earnings per share results are summarized in the table below

	Fourth Quarter		Full Year
	2021	2020	2021	2020
GAAP EPS	$0.01	$0.11	($0.01)	($1.05)
Discontinued Operations	-	($0.01)	$0.03	($0.06)
GAAP EPS from Continuing Operations	$0.01	$0.10	$0.02	($1.11)
Loss on Debt Refinancing	-	-	$0.24	$0.16
Restructuring Charges	$0.03	$0.04	$0.08	$0.09
Gain on Sale of Assets/Business	-	-	($0.03)	($0.05)
Goodwill Impairment	-	-	-	$1.13
Tax on Surrender of Investment Securities	-	-	-	$0.07
Transaction Costs	$0.01	-	$0.01	-
Adjusted EPS	$0.06	$0.14	$0.32	$0.31

* The sum of the earnings per share may not equal the totals due to rounding.

Business Segment Reporting

Global Ecommerce facilitates domestic retail ecommerce shipping solutions, including delivery, returns and fulfillment, and global cross-border ecommerce transactions.

Presort Services provides sortation services to qualify large volumes of First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter for postal workshare discounts.

Sending Technology Solutions offers physical and digital mailing and shipping technology solutions, financing, services, supplies and other applications for small and medium businesses to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

Global Ecommerce

	Full Year
($ millions)	2021	2020	% Change Reported	% Change Ex Currency
Revenue	$1,703	$1,619	5%	4%
EBITDA	($20)	($13)	(48%)
EBIT	($99)	($83)	(19%)

	Fourth Quarter
($ millions)	2021	2020	% Change Reported	% Change Ex Currency
Revenue	$473	$518	(9%)	(9%)
EBITDA	($20)	$3	>(100%)
EBIT	($41)	($15)	>(100%)

Full year revenue growth was primarily driven by higher cross-border volumes. In the fourth quarter, lower revenues were driven by a decrease in Domestic Parcel volumes, which was partly offset by an increase in revenue per parcel. Full year and fourth quarter declines in EBITDA and EBIT were driven primarily by higher transportation and labor spend. In the fourth quarter, lower volumes also adversely impacted margins.

Presort Services

	Full Year
($ millions)	2021	2020	% Change Reported	% Change Ex Currency
Revenue	$573	$521	10%	10%
EBITDA	$107	$88	22%
EBIT	$80	$56	43%

	Fourth Quarter
($ millions)	2021	2020	% Change Reported	% Change Ex Currency
Revenue	$156	$135	16%	16%
EBITDA	$30	$21	43%
EBIT	$23	$13	80%

Strong revenue growth for both the full year and fourth quarter were driven by a higher net revenue per piece along with expansion in marketing mail volumes. EBITDA and EBIT improved significantly from prior year despite higher labor and transportation costs.

SendTech Solutions

	Full Year
($ millions)	2021	2020	% Change Reported	% Change Ex Currency
Revenue	$1,398	$1,414	(1%)	(2%)
EBITDA	$459	$477	(4%)
EBIT	$429	$443	(3%)

	Fourth Quarter
($ millions)	2021	2020	% Change Reported	% Change Ex Currency
Revenue	$354	$376	(6%)	(5%)
EBITDA	$116	$128	(9%)
EBIT	$109	$120	(9%)

Full year revenue declined marginally as equipment sales growth of 11 percent was more than offset by a 14 percent decline in Financing revenue. The decline in high-margin financing revenue drove lower EBITDA and EBIT. For the fourth quarter, revenue decline was driven by lower equipment and financing revenue, partially offset by higher business services revenue.

2022 Expectations

The Company expects annual revenue and EBIT to grow over prior year in the low-to-mid single digit range.

The Company expects to refine expectations throughout the year, especially as Covid and supply chain issues dissipate.

Conference Call and Webcast

Management of Pitney Bowes will discuss the Company’s results in a broadcast over the Internet today at 8:00 a.m. EST. Instructions for listening to the earnings results via the Web are available on the Investor Relations page of the Company’s web site at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For additional information, visit: www.pitneybowes.com

Use of Non-GAAP Measures

The Company's financial results are reported in accordance with generally accepted accounting principles (GAAP); however, in its disclosures the Company uses certain non-GAAP measures, such as adjusted earnings before interest and taxes (EBIT), adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted earnings per share (EPS), revenue growth on a constant currency basis and free cash flow.

Adjusted EBIT, Adjusted EBITDA and Adjusted EPS exclude the impact of discontinued operations, restructuring charges, gains, losses and costs related to acquisitions and dispositions, asset impairment charges, goodwill impairment charges and other unusual or one-time items. Such items are often inconsistent in amount and frequency and as such, the Company believes that these non-GAAP measures provide investors greater insight into the underlying operating trends of the business.

In addition, revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency is calculated by converting the current period non-U.S. dollar denominated revenue using the prior year’s exchange rate for the comparable quarter. We believe that excluding the impacts of currency exchange rates provides investors a better understanding of the underlying revenue performance.

Free cash flow adjusts cash from operations calculated in accordance with GAAP for discontinued operations, capital expenditures, restructuring payments, changes in customer deposits held at the Pitney Bowes Bank, transaction costs and other special items. The Company reports free cash flow to provide investors insight into the amount of cash that management could have available for other discretionary uses.

Segment EBIT is the primary measure of profitability and operational performance at the segment level and is determined by deducting from segment revenue the related costs and expenses attributable to the segment. Segment EBIT excludes interest, taxes, unallocated corporate expenses, restructuring charges and other unusual or one-time items. The Company also reports segment EBITDA as an additional useful measure of segment profitability and operational performance.

Complete reconciliations of non-GAAP measures to comparable GAAP measures can be found in the attached financial schedules and at the Company's web site at www.pb.com/investorrelations

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19), and the effect that its unpredictability is having on our, and our client’s business, financial performance and results of operations. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or a negative change in the economy, include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, our contractual relationships with the United States Postal Service (USPS) or USPS’ performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; changes in labor and transportation availability and costs; ; and other factors as more fully outlined in the Company's 2020 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Note: Consolidated statements of income; revenue, EBIT and EBITDA by business segment; and reconciliations of GAAP to non-GAAP measures for the three months and twelve months ended December 31, 2021 and 2020, and consolidated balance sheets at December 30, 2021 and 2020 are attached.

Pitney Bowes Inc.
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Revenue:
Business services	$645,814	$666,983	$2,334,674	$2,191,306
Support services	113,622	119,972	460,888	473,292
Financing	71,217	80,276	294,418	341,034
Equipment sales	93,834	101,200	350,138	314,882
Supplies	40,348	41,165	159,438	159,282
Rentals	18,877	18,821	74,005	74,279
Total revenue	983,712	1,028,417	3,673,561	3,554,075

Costs and expenses:
Cost of business services	579,913	592,137	2,034,477	1,904,078
Cost of support services	37,060	35,856	149,706	149,988
Financing interest expense	11,690	12,108	47,059	48,162
Cost of equipment sales	66,292	69,821	251,914	235,153
Cost of supplies	11,597	10,928	43,980	41,679
Cost of rentals	5,487	7,145	24,427	25,600
Selling, general and administrative	224,847	242,441	924,163	963,323
Research and development	13,781	9,546	46,777	38,384
Restructuring charges	7,569	8,207	19,003	20,712
Goodwill impairment	-	-	-	198,169
Interest expense, net	23,070	26,249	96,886	105,753
Other components of net pension and postretirement expense (income)	302	(1,834)	1,010	(1,708)
Other expense (income), net	633	(1,636)	41,574	8,151
Total costs and expenses	982,241	1,010,968	3,680,976	3,737,444

Income (loss) from continuing operations before taxes	1,471	17,449	(7,415)	(183,369)
(Benefit) provision for income taxes	(320)	(350)	(10,922)	7,122
Income (loss) from continuing operations	1,791	17,799	3,507	(190,491)
(Loss) income from discontinued operations, net of tax	(524)	2,467	(4,858)	10,115
Net income (loss)	$1,267	$20,266	$(1,351)	$(180,376)

Basic earnings (loss) per share (1):
Continuing operations	$0.01	$0.10	$0.02	$(1.11)
Discontinued operations	-	0.01	(0.03)	0.06
Net income (loss)	$0.01	$0.12	$(0.01)	$(1.05)

Diluted earnings (loss) per share (1):
Continuing operations	$0.01	$0.10	$0.02	$(1.11)
Discontinued operations	-	0.01	(0.03)	0.06
Net income (loss)	$0.01	$0.11	$(0.01)	$(1.05)

Weighted-average shares used in diluted earnings per share	179,506	176,835	179,105	171,519

(1)	The sum of the earnings per share amounts may not equal the totals due to rounding.

Pitney Bowes Inc.
Consolidated Balance Sheets
(Unaudited; in thousands)

Assets	December 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$732,480	$921,450
Short-term investments	14,440	18,974
Accounts and other receivables, net	334,630	389,240
Short-term finance receivables, net	560,680	568,050
Inventories	78,588	71,480
Current income taxes	13,894	23,219
Other current assets and prepayments	154,165	120,145
Total current assets	1,888,877	2,112,558
Property, plant and equipment, net	429,162	391,280
Rental property and equipment, net	34,774	38,435
Long-term finance receivables, net	587,427	605,292
Goodwill	1,135,103	1,152,285
Intangible assets, net	132,442	159,839
Operating lease assets	208,428	201,916
Noncurrent income taxes	68,398	71,244
Other assets	471,084	491,514
Total assets	$4,955,695	$5,224,363

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$919,367	$880,616
Customer deposits at Pitney Bowes Bank	632,062	617,200
Current operating lease liabilities	40,299	39,182
Current portion of long-term debt	24,739	216,032
Advance billings	99,280	114,550
Current income taxes	9,017	2,880
Total current liabilities	1,724,764	1,870,460
Long-term debt	2,299,099	2,348,361
Deferred taxes on income	286,445	279,451
Tax uncertainties and other income tax liabilities	31,935	38,163
Noncurrent operating lease liabilities	192,092	180,292
Other noncurrent liabilities	308,728	437,015
Total liabilities	4,843,063	5,153,742

Stockholders' equity:
Common stock	323,338	323,338
Additional paid-in-capital	2,485	68,502
Retained earnings	5,169,270	5,205,421
Accumulated other comprehensive loss	(780,312)	(839,131)
Treasury stock, at cost	(4,602,149)	(4,687,509)
Total stockholders' equity	112,632	70,621
Total liabilities and stockholders' equity	$4,955,695	$5,224,363

Pitney Bowes Inc.
Business Segment Revenue
(Unaudited; in thousands)

	Three months ended December 31,			Twelve months ended December 31,
	2021	2020	% Change	2021	2020	% Change

Global Ecommerce	$473,054	$518,140	(9%)	$1,702,580	$1,618,897	5%

Presort Services	156,439	134,660	16%	573,480	521,212	10%

Sending Technology Solutions	354,219	375,617	(6%)	1,397,501	1,413,966	(1%)

Total revenue - GAAP	983,712	1,028,417	(4%)	3,673,561	3,554,075	3%

Currency impact on revenue	(317)	-		(27,910)	-

Revenue, at constant currency	$983,395	$1,028,417	(4%)	$3,645,651	$3,554,075	3%

Pitney Bowes Inc.
Business Segment EBIT & EBITDA
(Unaudited; in thousands)

	Three months ended December 31,
	2021			2020			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(40,516)	$20,957	$(19,559)	$(14,768)	$17,490	$2,722	>(100%)	>(100%)

Presort Services	23,474	6,711	30,185	13,041	8,107	21,148	80%	43%

Sending Technology Solutions	108,874	7,116	115,990	119,506	8,545	128,051	(9%)	(9%)

Segment total	$91,832	$34,784	126,616	$117,779	$34,142	151,921	(22%)	(17%)

Reconciliation of Segment EBITDA to Net Income:
Segment depreciation and amortization			(34,784)			(34,142)
Unallocated corporate expenses			(44,817)			(53,766)
Restructuring charges			(7,569)			(8,207)
Loss on debt refinancing			(633)			-
Transaction costs			(2,582)			-
Interest, net			(34,760)			(38,357)
Benefit for income taxes			320			350
Income from continuing operations			1,791			17,799
(Loss) income from discontinued operations, net of tax			(524)			2,467
Net income			$1,267			$20,266

	Twelve months ended December 31,
	2021			2020			% change
	EBIT (1)	D&A	EBITDA	EBIT (1)	D&A	EBITDA	EBIT	EBITDA

Global Ecommerce	$(98,673)	$79,128	$(19,545)	$(82,894)	$69,676	$(13,218)	(19%)	(48%)

Presort Services	79,721	27,243	106,964	55,799	31,769	87,568	43%	22%

Sending Technology Solutions	429,415	29,951	459,366	442,648	34,316	476,964	(3%)	(4%)

Segment Total	$410,463	$136,322	546,785	$415,553	$135,761	551,314	(1%)	(1%)

Reconciliation of Segment EBITDA to Net Loss:
Segment depreciation and amortization			(136,322)			(135,761)
Unallocated corporate expenses			(207,774)			(200,406)
Restructuring charges			(19,003)			(20,712)
Gain on sale of assets/business			11,635			11,908
Loss on debt refinancing			(56,209)			(36,987)
Goodwill impairment			-			(198,169)
Transaction costs			(2,582)			(641)
Interest, net			(143,945)			(153,915)
Benefit (provision) for income taxes			10,922			(7,122)
Income (loss) from continuing operations			3,507			(190,491)
(Loss) income from discontinued operations, net of tax			(4,858)			10,115
Net loss			$(1,351)			$(180,376)

(1) Segment EBIT excludes interest, taxes, general corporate expenses, restructuring charges, and other items that are not allocated to a particular business segment.

Pitney Bowes Inc.
Reconciliation of Reported Consolidated Results to Adjusted Results
(Unaudited; in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020

Reconciliation of reported net income (loss) to adjusted EBIT and EBITDA
Net income (loss)	$1,267	$20,266	$(1,351)	$(180,376)
Loss (income) from discontinued operations, net of tax	524	(2,467)	4,858	(10,115)
(Benefit) provision for income taxes	(320)	(350)	(10,922)	7,122
Income (loss) from continuing operations before taxes	1,471	17,449	(7,415)	(183,369)
Restructuring charges	7,569	8,207	19,003	20,712
Gain on sale of assets/business	-	-	(11,635)	(11,908)
Loss on debt refinancing	633	-	56,209	36,987
Goodwill impairment	-	-	-	198,169
Transaction costs	2,582	-	2,582	641
Adjusted net income before tax	12,255	25,656	58,744	61,232
Interest, net	34,760	38,357	143,945	153,915
Adjusted EBIT	47,015	64,013	202,689	215,147
Depreciation and amortization	41,634	40,222	162,859	160,625
Adjusted EBITDA	$88,649	$104,235	$365,548	$375,772

Reconciliation of reported diluted earnings (loss) per share to adjusted diluted earnings per share (1)
Diluted earnings (loss) per share	$0.01	$0.11	$(0.01)	$(1.05)
Loss (income) from discontinued operations, net of tax	-	(0.01)	0.03	(0.06)
Restructuring charges	0.03	0.04	0.08	0.09
Gain on sale of assets/business	-	-	(0.03)	(0.05)
Loss on debt refinancing	-	-	0.24	0.16
Goodwill impairment	-	-	-	1.13
Tax on surrender of investment securities	-	-	-	0.07
Transaction costs	0.01	-	0.01	-
Adjusted diluted earnings per share	$0.06	$0.14	$0.32	$0.31

Reconciliation of reported net cash from operating activities to free cash flow
Net cash provided by operating activities	$85,341	$110,806	$301,515	$301,972
Net cash (provided by) used in operating activities - discontinued operations	-	(511)	-	37,912
Capital expenditures	(43,135)	(24,200)	(184,042)	(104,987)
Restructuring payments	7,143	4,145	21,990	20,014
Change in customer deposits at PB Bank	(10,650)	6,618	14,862	26,082
Transaction costs paid	-	-	-	2,117
Free cash flow	$38,699	$96,858	$154,325	$283,110

(1) The sum of the earnings per share amounts may not equal the totals due to rounding.

Contacts

Editorial -
Bill Hughes
Chief Communications Officer
203/351-6785

Financial -
Ned Zachar, CFA
VP, Investor Relations
203/614-1092